Lender Meeting Presentation September 19, 2012 NASDAQ • TRS Confidential – for Public-Siders

Forward Looking Statements Any “forward-looking” statements contained herein, including those relating to market conditions or the Company’s financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, the Company’s substantial leverage, liabilities imposed by the Company’s debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2011, and in the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this this presentation or in the second quarter 2012 earnings release available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Special Notice for Public-Siders THE BORROWER HAS REPRESENTED AND WARRANTED TO THE ARRANGERS THAT THE INFORMATION IN THIS DOCUMENT DOES NOT CONSTITUTE OR CONTAIN ANY MATERIAL NON-PUBLIC INFORMATION WITH RESPECT TO THE BORROWER OR ANY PARTY RELATED THERETO (COLLECTIVELY, “PARTIES”) OR THEIR RESPECTIVE SECURITIES FOR PURPOSES OF UNITED STATES FEDERAL AND STATE SECURITIES LAWS. However, the information contained in this document is subject to, and must be kept confidential in accordance with, the Notice to and Undertaking by Recipients accompanying this document. J.P. Morgan is a marketing name for investment banking businesses of J.P. Morgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank and its banking affiliates. J.P. Morgan deal team members may be employees of any of the foregoing entities. 3

Agenda • TriMas Overview David Wathen, President and CEO, TriMas • Segment Overview • Financial Results and Highlights Mark Zeffiro, CFO, TriMas • Outlook and Summary • Transaction Overview J.P. Morgan Securities • Questions and Answers • Appendix 4

Executive Summary • Today we are launching new $650 million Senior Secured Credit Facilities for TriMas Corporation, comprised of: • $250 million Senior Secured Revolving Credit Facility; • $150 million Senior Secured Term Loan A; and • $250 million Senior Secured Term Loan B • Proceeds from the Facilities will refinance the Company’s existing $125 million Senior Secured Revolving Credit Facility, $218 million Senior Secured Term Loan B and $200 million 9.75% Second Lien Notes due 2017 • TriMas will benefit from immediate and significant interest savings, extended maturities and the liquidity and capital structure flexibility needed to best position the Company for future growth • J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated are Joint Lead Arrangers and Joint Bookrunners. Each has committed $80 million to the pro-rata credit facilities 5

Company Overview Dave Wathen, TriMas President and CEO

7 TriMas Key Messages • Highly-engineered products serving defensible, focused markets • TriMas Operating Model is working well and delivering results • Ongoing productivity improvements fund growth initiatives and margin expansion • Significant opportunities for organic growth and bolt-on acquisitions • Business units managed by experienced leaders and industry experts • Multiple levers to drive EPS growth and enhance stakeholder value

TriMas Operating Model Drives New Performance Level Turnaround & Stability • Implemented repeatable planning process including strategic, people and operating plans/reviews • Restructured businesses and consolidated management teams • Enhanced accountability and aligned incentive system with business goals • Created Global Sourcing Organization and enhanced collaboration • Established strategic aspirations Implemented consistent processes to maximize performance of diverse businesses. 8 2009 Today Growth & Continuous Improvement • Successfully launched growth initiatives in every business – New products – New markets and geographies (including emerging markets) – Market share gains • Use ongoing productivity savings to fund growth and offset inflation • Focus on continuous margin expansion • Manage business portfolio and mix to drive growth in higher margin businesses • Continue to focus on balance sheet strength

Common Attributes Across Businesses • Focused markets with leading market positions • Strong brand names • Well-established customer relationships • Proprietary, highly-engineered products • Common operating processes • Opportunities for growth and productivity • Strong cash flow generation Cequent Engineered Components Aerospace & Defense Energy Packaging 2011 Revenue: $185.2 Op. profit margin (1): 25.9% North America 2011 Revenue: $383.7 Op. profit margin (1): 8.7% ($ in millions; from continuing operations) 2011 Revenue: $1,084.0 Op. Profit margin(1): 12.2% Balanced Portfolio with Common Attributes 9 2011 Revenue: $166.8 Op. profit margin (1): 11.8% 2011 Revenue: $78.6 Op. profit margin (1): 23.7% 2011 Revenue: $175.4 Op. profit margin (1): 15.8% Asia Pacific 2011 Revenue: $94.3 Op. profit margin (1): 14.7% (1) Operating profit margin excludes “Special Items.” “Special Items” for each period are provided in the Appendix.

Packaging 17% Energy 15% A&D 7% Engineered Components 16% Cequent North America 36% Cequent Asia Pacific 9% By Segment U.S. (domestic) 70% U.S. (export) 12% APAC 9% Europe 6% RoW 3% By Geography Highly Diversified Business and Customer Profile Leading product offerings across businesses and end markets driving strong customer relationships. Revenue Breakdown (2011) Broad Blue-Chip Customer Base Across End Markets (1) Represents approximately $132.5 million of U.S. export sales in 2011. (1) 10

Segment Overview

Packaging - Segment Overview 12 (1) Operating profit margin excludes corporate expense and “Special Items.” “Special Items” for each period are provided in the Appendix. 23.2% 28.5% 25.9% 21.8% • 50+ years providing industrial closures - high margin and cash flow • 10 years focus on dispensing systems for faster growing markets • Provide customized solutions focused on customer needs and differentiation • Strong intellectual property protection, technical support and engineering • Speed and delivery advantages • Broader geographic presence than many competitors • Recent acquisitions of Innovative Molding and Arminak & Associates extend product portfolio and geographic reach Overview $145 $171 $185 $218 2009 2010 2011 LTM 6/30/12 23.2% 28.5% 25.9% 21.8% Net Sales ($ in millions) 17% By Revenue 30% By Operating Profit (1) Segment Contribution (2011) Financial History Net Sales & Operating Profit Margins(1)

Packaging - Key Strategies 13 23.2% 28.5% 25.9% 21.8% • Target specialty dispensing and closure products into higher growth end markets – Food, beverage, nutrition, cosmetic, personal care and pharmaceutical • Increasing focus on Asian market and begin to cultivate other geographic opportunities • Leverage flexible manufacturing footprint with low-cost country sourcing and highly automated manufacturing • Ensure new products continue to have barriers to entry • Integrate Innovative Molding and Arminak products into global sales network and grow margins Significant opportunities for growth through product extension and geographic expansion. ($ in millions) Q2 2011 YTD Q2 2012 YTD Revenue $91.8 $125.0 Operating Profit(1) $26.9 $26.5 Margin % 29.3% 21.2% Recent Financial Snapshot (1) Includes impact of costs related to the acquisition of Arminak & Associates effective 2/24/12. Key Strategies

2009 2010 2011 LTM 6/30/12 Energy - Segment Overview 14 $112 $181 $167 Net Sales & Operating Profit Margins(1) Net Sales ($ in millions) $129 11.4% 11.8% 11.1% 11.1 % Overview Segment Contribution (2011) Financial History 10.4% 15% By Revenue 12% By Operating Profit (1) • Experts at manufacturing and distributing specialty gaskets and fasteners for refineries and petrochemical facilities • Local manufacturing and quick delivery model provides competitive advantage • Expanded branch locations from 14 to 24 – emphasis outside of North America • Recent CIFAL acquisition establishes energy footprint in Brazil (1) Operating profit margin excludes corporate expense and “Special Items.” “Special Items” for each period are provided in the Appendix. North America South America Europe North America South America Middle/Far East Europe Africa Lamons Markets Global Markets Middle/ Far East

Energy - Key Strategies 15 Rapid growth through product and geographic expansion, as well as the successful integration of bolt-on acquisitions. ($ in millions) Q2 2011 YTD Q2 2012 YTD Revenue $83.1 $97.8 Operating Profit $10.4 $10.7 Margin % 12.5% 11.0% Recent Financial Snapshot • Expand business capabilities with major customers globally – replicate U.S. branch strategy • Continue to integrate and capitalize on synergies related to acquisitions • Execute on growth initiatives in Brazil • Develop new customers in new markets • Increase sales of specialty gaskets and bolts • Continue to improve supply chain for cost and delivery • Improve margins through successful ramp- up of new branches Key Strategies

Aerospace & Defense - Segment Overview 16 Net Sales & Operating Profit Margins(1) Monogram Net Sales ($ in millions) Segment Contribution (2011) Overview Financial History 7% By Revenue 12% By Operating Profit (1) • Provider of highly-engineered mechanical fasteners for temporary and permanent applications in fixed and rotary wing aircraft • 2012 aerospace revenue estimates back to peak levels – backlog at 5-year high • Maintain margins while investing in future growth and improved service to customers • Preferred supplier relationships and one of the lowest cycle times in the industry • Innovation of new products and processes • Defense business transitioning from management of base relocation to bidding on new projects (1) Operating profit margin excludes corporate expense and “Special Items.” “Special Items” for each period are provided in the Appendix. 2009 2010 2011 LTM 6/30/12 29.5% 24.5% 23.7% 26.0% $74 $74 $79 $76 NI Net Sales

Aerospace & Defense - Key Strategies Expect to have approximately 4x more content on newer, composite aircraft programs compared to legacy programs. Recent Financial Snapshot ($ in millions) Q2 2011 YTD Q2 2012 YTD Revenue $39.8 $37.2 Operating Profit $8.6 $9.7 Margin % 21.5% 26.0% 17 • Expand aerospace fastener product lines to increase content and applications per aircraft • Leverage positive end market trends including composite aircraft and robotic assembly • Pursue incremental opportunities in emerging markets and with new OEMs • Drive ongoing lean initiatives to lower working capital and reduce costs • Consider complementary bolt-on acquisitions • Continue bidding on applicable new defense projects Key Strategies

2009 2010 2011 LTM 6/30/12 Engineered Components - Segment Overview 18 Net Sales ($ in millions) Net Sales & Operating Profit Margins(1) $73 $175 $113 $197 6.0% 11.2% 15.8% 16.6% Segment Contribution (2011) Overview Financial History 16% By Revenue 17% By Operating Profit (1) • Two businesses that provide engineered products with challenging product specifications • Proven track record of rapid growth in new products in energy-related business – product diversification decreases cyclicality • Positive market trends include shift toward increased use of natural gas and production in shale formations • Cylinder business demand trends with industrial GDP • Recent favorable antidumping decision in high pressure steel cylinder business (1) Operating profit margin excludes corporate expense and “Special Items.” “Special Items” for each period are provided in the Appendix.

Engineered Components - Key Strategies Create new products and new applications; capture emerging market growth. Recent Financial Snapshot ($ in millions) Q2 2011 YTD Q2 2012 YTD Revenue $80.9 $102.3 Operating Profit $11.3 $16.3 Margin % 14.0% 15.9% 19 • Expand complementary product lines at well-site • Grow natural gas compression products and capitalize on natural gas opportunities • Leverage broader product line to capture new markets • Continue to reduce costs and improve working capital turnover • Continue to expand product offering and geographies Key Strategies

Cequent - Segment Overview 20 Cequent North America Net Sales ($ in millions) Cequent Net Sales & Operating Profit Margins(1) Segment Contribution (2011) Overview 29% Operating Profit (1) 45% By Revenue Financial History • Diverse channels and end markets including agricultural, utility, marine, recreation, construction, consumer and automotive markets • Full-line provider with leading market shares in North America and Australia • Recent initiatives to grow in the emerging markets of Asia, South Africa and South America • Recent and continuous significant restructuring, cost reduction and productivity improvement • Improved utilization of low cost country manufacturing footprint in Thailand and Mexico – resulting in improved margins (1) Operating profit margin excludes corporate expense and “Special Items.” “Special Items” for each period are provided in the Appendix. 2009 2010 2011 LTM 6/30/12 Cequent Asia Pacific Net Sales $309 $94 $76 $391 12.9% 15.9% 14.7% 15.3% 3.4% 8.2% 8.7% 8.7% $64 $339 $384 $110

($ in millions) Q2 2011 YTD Q2 2012 YTD Asia Pacific Revenue $41.4 $56.8 Asia Pacific Operating Profit (1) $4.5 $7.3 Margin % (1) 10.8% 12.9% North America Revenue $209.7 $217.0 North America Operating Profit (1) $21.1 $22.0 Margin % (1) 10.0% 10.1% Cequent - Key Strategies Increase margins and return on invested capital; maintain strong market position. Recent Financial Snapshot (1) Excludes Special Items. Please see Appendix for details on Special Items. 21 • Continue to reduce fixed costs, drive productivity and simplify the business • Improve speed to market on processes for customer service and support • Leverage strong brands for additional market share and cross-selling • Expand in new, growing geographies • Reduce working capital requirements Key Strategies

Financial Highlights Mark Zeffiro, TriMas CFO

Historical Financials 23 Revenue and EBITDA1 ($ millions) Debt2 and Leverage3 ($ millions) Gross Margin ($ millions) Interest Coverage Ratio4 ($ millions) $777 $902 $1,084 $1,173 $140 $162 $176 $195 $- $100 $200 $300 $400 $- $250 $500 $750 $1,000 $1,250 $1,500 2009 2010 2011 LTM 6/30/12 Revenue Bank EBITDA $205 $271 $318 $332 26.3% 30.0% 29.3% 28.3% 20.0% 22.5% 25.0% 27.5% 30.0% 32.5% 35.0% 37.5% 40.0% 42.5% 45.0% $- $100 $200 $300 $400 $500 2009 2010 2011 LTM 6/30/12 Gross Profit Gross Margin $515 $495 $470 $428 3.7x 3.1x 2.7x 2.2x 3.6x 2.8x 2.2x 2.0x 1.00x 1.75x 2.50x 3.25x 4.00x 4.75x $200 $300 $400 $500 $600 2009 2010 2011 LTM 6/30/12 Debt Leverage Net Leverage $45 $52 $40 $39 3.1x 3.1x 4.4x 5.0x 0.00x 4.00x 8.00x 12.00x $25 $35 $45 $55 2009 2010 2011 LTM 6/30/12 Cash Interest as Defined Interest Coverage 1 Bank EBITDA per covenant compliance definition (includes add-backs for restructuring costs and stock-based compensation). See Appendix for details. 2 Consolidated indebtedness per covenant compliance definition 3 Leverage per covenant compliance definition 4 Interest Coverage Ratio utilizes covenant compliance defined Bank EBITDA (% of sales) Bank EBITDA

Second Quarter YTD Summary

(unaudited, $ in millions, except per share amounts)

(from continuing operations)		Q2 YTD 2012		Q2 YTD 2011	% Chg
Revenue	$	636.0	$	546.7	16.3%
Operating Profit	$	71.9	$	69.1	4.1%
Excl. Special Items[1], Operating Profit would have been:	*$*	*76.6*	*$*	*69.1*	*10.7%*
Excl. Special Items[1], Operating Profit margin would have been:		*12.0%*		*12.6%*	*-60 bps*
Income	$	29.4	$	26.7	10.2%
Income attributable to TriMas Corporation[1]	*$*	*29.2*	*$*	*26.7*	*9.2%*
Excl. Special Items[1], Income attributable to TriMas Corporation would have been:	*$*	*36.7*	*$*	*29.2*	*25.7%*
Diluted earnings per share, attributable to TriMas Corporation	$	0.80	$	0.77	3.9%
Excl. Special Items [1], diluted earnings per share attributable to TriMas Corporation would have been:	*$*	*1.01*	*$*	*0.84*	*20.2%*
Free Cash Flow[2]	$	(31.5)	$	(18.7)	-68.7%
Total Debt	$	420.8	$	478.4	-12.0%

- Sales increased 16.3% vs. YTD Q2 2011 as a result of the successful execution of the Company's growth initiatives
- Productivity efforts continue to fund growth and offset commodity inflation
- Income[1] and EPS[1] increased 25.7% and 20.2% compared to YTD Q2 2011 due to increased volume and improved debt structure – Record YTD earnings
- Continued focus on cash flow and debt reduction – expect to generate $40 - $50 million FCF for 2012
- Proceeds from May equity offering utilized to reduce high-cost debt and acquire bolt-on businesses in growing end markets

(1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities Less Capital Expenditures.

TRIMAS CORPORATION

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Second Quarter Summary

(unaudited, $ in millions, except per share amounts)

(from continuing operations)		Q2 2012		Q2 2011	%Chg
Revenue	$	338.4	$	288.1	17.5%
Operating Profit	$	43.2	$	40.8	5.9%
Excl. Special Items (1), Operating Profit would have been:	*$*	*46.2*	*$*	*40.8*	*13.2%*
Excl. Special Items (1), Operating Profit margin would have been:		*13.6%*		*14.2%*	*-60 bps*
Income	$	17.2	$	16.0	7.2%
Income attributable to TriMas Corporation (1)	*$*	*16.7*	*$*	*16.0*	*4.1%*
Excl. Special Items (1), Income attributable to TriMas Corporation would have been:	*$*	*23.0*	*$*	*18.5*	*24.7%*
Diluted earnings per share, attributable to TriMas Corporation	$	0.44	$	0.46	-4.3%
Excl. Special Items (1), diluted earnings per share attributable to TriMas Corporation would have been:	*$*	*0.61*	*$*	*0.53*	*15.1%*
Free Cash Flow (2)	$	19.3	$	15.1	27.2%
Total Debt	$	420.8	$	478.4	-12.0%

- Sales increased 17.5% vs. Q2 2011 – record sales quarter in several businesses and total company
  - Investments in new products, geographic expansion and bolt-on acquisitions driving positive results
- Productivity efforts continued to fund growth initiatives – Productivity savings in line with target of 3%
- Operating profit margin negatively impacted by product mix, most notably in Packaging and Energy
- Q2 income(1) and EPS(1) increased 25% and 15%, respectively, while absorbing costs related to acquisitions and taking into account incremental shares compared to Q2 2011

TRIMAS CORPORATION

(1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

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26 ($ in millions) Capitalization Total Debt and Leverage Ratio (including A/R Facility) Comments: • Redeemed $50 million of the 9¾% senior secured notes in Q2 2012 • Reduced interest expense by $1.3M in Q2 2012, as compared to Q2 2011 • Q2 2012 leverage ratio of 2.19x • Credit rating upgrades from Moody’s and S&P in May • Continued focus on deleveraging, cash flow and working capital management As of June 30, 2012, TriMas had $221.0 million of cash and available liquidity under its revolving credit and accounts receivable facilities. $754 $657 $630 $515 $495 $470 $428 1x 2x 3x 4x 5x 6x $200 $300 $400 $500 $600 $700 $800 YE 06 YE 07 YE 08 YE 09 YE 10 YE 11 6/30/2012 Leve ra ge R ati o To tal D e b t Total Indebtedness Leverage

Outlook and Summary

First Half 2012 Summary • Nine consecutive quarters of double-digit quarter-over-quarter sales and earnings growth(1) • Strong organic growth through product innovation, geographic expansion, market share gains and increased end market demand • Acquisitions on schedule with revenue and cost synergies – pipeline of additional bolt-ons • Following our customers in growing, global markets; Brazil, China, Mexico, South Africa and Thailand are priorities • On-going productivity initiatives fund investments for long-term growth • Additional investments in flexible and productive manufacturing footprint closer to our customers; new plants and expansions in Australia, Thailand, Brazil, Mexico and the U.S. • Proceeds from equity offering used to reduce debt and interest costs • Improved capital structure with continued focus on cash flow, working capital and leverage 28 (1) Defined as income and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” “Special Items” for each period are provided in the Appendix.

2012 Outlook Outlook as of 2/27/12 and 4/26/12 Outlook as of 7/30/12 Sales Growth 7% to 10% 10% to 14% Earnings Per Share, diluted(1) $1.75 to $1.85 $1.75 to $1.85 (Post May equity offering and 4 million incremental shares) Free Cash Flow(2) $40 to $50 million $40 to $50 million Capital Expenditures 3% - 4% of sales 3.5% - 4% of sales (1) Excluding Special Items (2) 2012 Free Cash Flow is defined as Cash Flow from Operating Activities less Capital Expenditures Note: Above outlook excludes impact of refinancing 2012 outlook in line with our strategic aspirations while increasing investment (bolt-ons, capex and people) in future growth. 29

Strategic Aspirations TriMas provides engineered and applied product solutions that customers in growing end markets need and value. 30 • Generate high single-digit top-line growth • Invest in growing end markets through new products, global expansion and acquisitions • Drive 3% to 5% total gross cost productivity gains annually – utilize savings to fund growth • Grow earnings faster than revenue growth • Continue to decrease leverage ratio • Strive to be a great place to work

Transaction Overview J.P. Morgan Securities

Investment Highlights • Focused end-markets with leading market positions and brand name products • Longstanding, established client relationships • Proprietary, highly engineered products 32 Strength of business portfolio Streamlined operating model drives enhanced results Significant opportunities for growth Conservative financial profile with a focus on deleveraging and working capital management Experienced and dedicated management team • Balanced portfolio of businesses generates stability • Productivity through optimized global supply chain, best cost position and efficiencies across businesses • Consistent operating model across units drives synergies and bottom line • Track record of sustained organic growth with balanced strategic acquisitions • Expanding business capabilities and supporting new and existing customers globally • Investing in growing end markets through new products, global expansion and bolt-on acquisitions • Conservative leverage profile and BB-/Ba3 corporate credit rating • Continued focus on cash flow and working capital management • Proven track record of deleveraging since 2008 • Highly qualified senior management and business leadership team with over 25 years of average industry experience in the industrial manufacturing space • Proven ability to acquire and integrate new businesses • Demonstrated ability to guide the Company through the recent period of economic volatility with consistent results

Proposed Sources & Uses and Capitalization

Estimated Sources & Uses ($ millions)

Sources		Uses	
Cash	$0.0	Refinance existing Revolver	$0.0
New $250mm Revolver	59.0	Refinance existing Term Loan B	217.8
New $150mm Term Loan A	150.0	Refinance existing 9.75% Second Lien Notes	200.0
New $250mm Term Loan B	250.0	Estimated transaction fees and expenses	41.2
	$459.0		$459.0

Capitalization ($ millions)

	06/30/2012	% of Capitalization	x LTM EBITDA	PF 06/30/2012	% of PF Capitalization	x LTM PF EBITDA
Cash and equivalents	$29.3			$29.3		
Existing $125mm Revolver[1]	$0.0	0.0%	0.00x	--	--	--
Existing $225mm Term Loan B	217.8	30.3%	1.11x	--	--	--
Existing 9.75% Second Lien Notes[2]	196.9	27.4%	1.01x	--	--	--
New $250mm Revolver	--	--	--	$59.0	7.7%	0.30x
New $150mm Term Loan A	--	--	--	150.0	19.6%	0.77x
New $250mm Term Loan B	--	--	--	250.0	32.8%	1.28x
$90mm Receivables Facility	0.0	0.0%	0.00x	0.0	0.0%	0.00x
Other debt[3]	13.1	1.8%	0.07x	13.1	1.7%	0.07x
Total debt	**$427.8**	59.5%	2.19x	**$472.1**	61.8%	2.42x
Shareholders' equity	291.2	40.5%		291.2	38.2%	
Total capitalization	**$719.0**	100.0%		**$763.3**	100.0%	
LTM 06/30/2012 Bank EBITDA[4]	$195.0					

[1] Excludes $23.3 million in Letters of Credit

[2] 9.75% Second Lien Notes face value is $200 million

[3] Includes $7.0 million of acquisition deferred purchase price per compliance certificate

[4] EBITDA per covenant compliance definition

Source: Company filings and compliance certificate

TRIMAS CORPORATION

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Proposed Facilities Structure and Overview 34 Borrowers: TriMas Company LLC and certain subsidiaries of the Borrower Guarantors: TriMas Corporation (“Holdings”) and certain domestic subsidiaries Joint Lead Arrangers / Bookrunners: J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner and Smith Incorporated Administrative Agent: JPMorgan Chase Bank, N.A. Purpose: Refinance existing indebtedness and general corporate purposes including certain acquisitions Facilities: $650.0 million Senior Secured Credit Facilities, comprising: • $250.0 million Senior Secured Revolving Credit Facility; • $150.0 million Senior Secured Term Loan A; and • $250.0 million Senior Secured Term Loan B Security: Secured by substantially all assets of TriMas Corporation including (a) a perfected first-priority pledge of all the capital stock held by Holdings or any other domestic subsidiary of Holdings and (b) perfected first-priority security interests in, and mortgages on, substantially all tangible and intangible assets of Holdings, the Borrower and other Guarantors Tenor: Revolver and Term Loan A: 5-years Term Loan B: 7-years Expansion Feature: Up to $300.0 million (available as either upsized Revolver and/or incremental Term Loans – incremental commitment amount not to exceed Net Senior Secured Leverage Ratio of 2.50x) Term Loan Amortization: Term Loan A: 5%*; 5%; 7.5%; 7.5%; 7.5%; bullet at maturity Term Loan B: 1% per year; bullet at maturity Letters of Credit Sublimit (RC only): $75.0 million Swingline Sublimit (RC only): $25.0 million Call Protection: Term Loan B: 101 soft call in year 1 only Financial Covenants:  Maximum Leverage Ratio of 3.50x; with a 1-time 4.00x 12-month holiday for material permitted acquisitions  Minimum Interest Coverage Ratio of 3.00x Mandatory Prepayments:  Excess Cash Flow Sweep of 50% if Total Leverage Ratio > 3.00x (commencing with the 2013 fiscal year)  Customary prepayments for net proceeds of asset sales and the issuance of debt securities Facilities Structure and Overview * First payment not until 06/30/2013

Proposed Pro-Rata Pricing Information 35 Level I Level II Level III Level IV Level V1 Leverage Ratio < 1.50x > 1.50x > 2.00x > 2.75x > 3.50x Undrawn (bps) 25.0 30.0 35.0 40.0 45.0 Drawn LIBOR Spread (bps) L + 150.0 L + 175.0 L + 200.0 L + 225.0 L + 250.0 Pro-Rata Pricing Grid (RC & TLA only) Pricing will be locked at Level III until receipt of the compliance certificate for the first full quarter after closing 1 During material permitted acquisition covenant holiday, pricing can step up to Level V Upfront Fee To Be Discussed Pro-Rata Upfront Fees Pricing and Fees To Be Discussed Term Loan B Pricing

Illustrative Timeline 36 Wednesday, September 19th Lenders’ Meeting to launch new Senior Secured Credit Facilities Launch tender offer and consent solicitation Wednesday, October 3rd Commitments due from Lenders Thursday, October 4th Distribution of Draft Credit Agreement Tuesday, October 9th Lender comments due on Draft Credit Agreement at 12:00PM EDT Wednesday October 10th Allocations announced Execution version of Credit Agreement posted to IntraLinks Thursday/Friday, October 11th/12th Signature pages of Credit Agreement due Closing / Funding / Settlement of tender Important Dates Transaction Timeline September 2012 October 2012 S M T W T F S S M T W T F S 1 1 2 3 4 5 6 2 3 4 5 6 7 8 7 8 9 10 11 12 13 9 10 11 12 13 14 15 14 15 16 17 18 19 20 16 17 18 19 20 21 22 21 22 23 24 25 26 27 23 24 25 26 27 28 29 28 29 30 31 30 Bank Holidays

Public-Side Questions & Answers

Appendix

Condensed Consolidated Balance Sheet

(Unaudited, dollars in thousands)

	June 30, 2012	December 31, 2011
Assets		
Current assets:		
Cash and cash equivalents	$ 29,280	$ 88,920
Receivables, net of reserves	186,720	135,610
Inventories	214,030	178,030
Deferred income taxes	18,510	18,510
Prepaid expenses and other current assets	11,550	10,620
Total current assets	460,090	431,690
Property and equipment, net	173,210	159,210
Goodwill	249,670	215,360
Other intangibles, net	196,570	155,670
Other assets	22,030	24,610
Total assets	$ 1,101,570	$ 986,540
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 8,360	$ 7,290
Accounts payable	169,670	146,930
Accrued liabilities	67,670	70,140
Total current liabilities	245,700	224,360
Long-term debt	412,460	462,610
Deferred income taxes	64,650	64,780
Other long-term liabilities	62,050	61,000
Total liabilities	784,860	812,750
Redeemable noncontrolling interests	25,490	-
Total shareholders' equity	291,220	173,790
Total liabilities and shareholders' equity	$ 1,101,570	$ 986,540

TRIMAS CORPORATION

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Capitalization

(Unaudited, dollars in thousands)

	June 30, 2012	December 31, 2011
Cash and Cash Equivalents	$ 29,280	$ 88,920
Term loan	217,750	223,870
Receivables securitization facility	-	-
Revolving credit facilities	-	-
Non-U.S. bank debt and other	6,150	140
	223,900	224,010
$9\ ^3/_4$% senior secured notes, due December 2017	196,920	245,890
A/R Facility Borrowings	-	-
Total Debt	$ 420,820	$ 469,900
Key Ratios:		
Bank LTM EBITDA	$ 195,030	$ 176,380
Interest Coverage Ratio	4.96 x	4.37 x
Leverage Ratio	2.19 x	2.67 x
Bank Covenants:		
Minimum Interest Coverage Ratio	*2.75 x*	*2.50 x*
Maximum Leverage Ratio	*3.75 x*	*4.00 x*

As of June 30, 2012, TriMas had $221.0 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

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Consolidated Statement of Operations

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended June 30, 2012	Three months ended June 30, 2011	Six months ended June 30, 2012	Six months ended June 30, 2011
Net sales	$ 338,430	$ 288,090	$ 636,000	$ 546,650
Cost of sales	(242,540)	(199,800)	(461,200)	(386,540)
Gross profit	95,890	88,290	174,800	160,110
Selling, general and administrative expenses	(52,710)	(47,470)	(103,180)	(91,010)
Net gain (loss) on dispositions of property and equipment	20	(40)	320	30
Operating profit	43,200	40,780	71,940	69,130
Other expense, net:				
Interest expense	(10,300)	(11,620)	(20,970)	(23,640)
Debt extinguishment costs	(6,560)	(3,970)	(6,560)	(3,970)
Other expense, net	(910)	(550)	(2,550)	(1,710)
Other expense, net	(17,770)	(16,140)	(30,080)	(29,320)
Income from continuing operations before income tax expense	25,430	24,640	41,860	39,810
Income tax expense	(8,260)	(8,630)	(12,440)	(13,110)
Income from continuing operations	17,170	16,010	29,420	26,700
Income from discontinued operations, net of income tax expense	-	1,080	-	2,140
Net income	17,170	17,090	29,420	28,840
Less: Net income attributable to noncontrolling interests	510	-	270	-
Net income attributable to TriMas Corporation	$ 16,660	$ 17,090	$ 29,150	$ 28,840
Earnings per share attributable to TriMas Corporation - basic:				
Continuing operations	$ 0.45	$ 0.47	$ 0.81	$ 0.79
Discontinued operations	-	0.03	-	0.06
Net income per share	$ 0.45	$ 0.50	$ 0.81	$ 0.85
Weighted average common shares - basic	37,345,026	34,215,734	35,968,646	34,064,787
Earnings per share attributable to TriMas Corporation - diluted:				
Continuing operations	$ 0.44	$ 0.46	$ 0.80	$ 0.77
Discontinued operations	-	0.03	-	0.06
Net income per share	$ 0.44	$ 0.49	$ 0.80	$ 0.83
Weighted average common shares - diluted	37,694,221	34,769,576	36,421,387	34,667,459

TriMas Corporation

41

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(Unaudited, dollars in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,	
	2012	2011	2012	2011
Income from continuing operations, as reported	$ 17,170	$ 16,010	$ 29,420	$ 26,700
Less: Net income attributable to noncontrolling interests	510	-	270	-
Income from continuing operations attributable to TriMas Corporation	16,660	16,010	29,150	26,700
After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:				
Severance and business restructuring costs	1,980	-	3,100	-
Debt extinguishment costs	4,400	2,460	4,400	2,460
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 23,040	$ 18,470	$ 36,650	$ 29,160

	Three months ended June 30,		Six months ended June 30,	
	2012	2011	2012	2011
Diluted earnings per share from continuing operations attributable to TriMas Corporation, as reported	$ 0.44	$ 0.46	$ 0.80	$ 0.77
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:				
Severance and business restructuring costs	0.05	-	0.09	-
Debt extinguishment costs	0.12	0.07	0.12	0.07
Excluding Special Items, EPS from continuing operations would have been	$ 0.61	$ 0.53	$ 1.01	$ 0.84
Weighted-average shares outstanding for the three and six months ended June 30, 2012 and 2011	37,694,221	34,769,576	36,421,387	34,667,459

	Three months ended June 30,		Six months ended June 30,	
	2012	2011	2012	2011
Operating profit from continuing operations, as reported	$ 43,200	$ 40,780	$ 71,940	$ 69,130
Special Items to consider in evaluating quality of earnings:				
Severance and business restructuring costs	2,950	-	4,620	-
Excluding Special Items, operating profit from continuing operations would have been	$ 46,150	$ 40,780	$ 76,560	$ 69,130

TRIMAS CORPORATION

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Company and Business Segment Financial Information – Cont. Ops 43 (Unaudited, dollars in thousands) Three months ended 2012 2011 2012 2011 Packaging Net sales 70,700$ 47,900$ 125,010$ 91,800$ Operating profit 16,570$ 15,070$ 26,460$ 26,900$ Energy Net sales 47,170$ 42,170$ 97,760$ 83,120$ Operating profit 4,350$ 5,020$ 10,740$ 10,360$ Aerospace & Defense Net sales 19,330$ 21,330$ 37,190$ 39,830$ Operating profit 4,820$ 4,860$ 9,680$ 8,580$ Engineered Components Net sales 52,620$ 43,860$ 102,300$ 80,860$ Operating profit 8,600$ 6,620$ 16,310$ 11,280$ Cequent Asia Pacific Net sales 28,550$ 21,560$ 56,750$ 41,370$ Operating profit 2,010$ 1,940$ 5,050$ 4,470$ Special Items to consider in evaluating operating profit: - Severance and business restructuring costs 1,560$ -$ 2,280$ -$ Excluding Special Items, operating profit would have been 3,570$ 1,940$ 7,330$ 4,470$ Cequent North America Net sales 120,060$ 111,270$ 216,990$ 209,670$ Operating profit 15,500$ 14,380$ 19,660$ 21,050$ Special Items to consider in evaluating operating profit: - Severance and business restructuring costs 1,390$ -$ 2,340$ -$ Excluding Special Items, operating profit would have been 16,890$ 14,380$ 22,000$ 21,050$ Corporate Expenses Operating loss (8,650)$ (7,110)$ (15,960)$ (13,510)$ Total Company Net sales 338,430$ 288,090$ 636,000$ 546,650$ Operating profit 43,200$ 40,780$ 71,940$ 69,130$ Total Special Items to consider in evaluating operating profit 2,950$ -$ 4,620$ -$ Excluding Special Items, operating profit would have been 46,150$ 40,780$ 76,560$ 69,130$ Six months ended June 30, June 30,

Consolidated Statement of Cash Flow

(Unaudited, dollars in thousands)	Six months ended June 30, 2012	2011
Cash Flows from Operating Activities:		
Net income	$ 29,420	$ 28,840
Adjustments to reconcile net income to net cash used for operating activities, net of acquisition impact:		
Gain on dispositions of property and equipment	(320)	(20)
Depreciation	12,690	12,620
Amortization of intangible assets	9,180	7,040
Amortization of debt issue costs	1,600	1,510
Deferred income taxes	200	10,930
Debt extinguishment costs	6,560	3,970
Non-cash compensation expense	3,510	1,660
Excess tax benefits from stock based compensation	(2,130)	(3,800)
Increase in receivables	(41,630)	(52,050)
Increase in inventories	(31,270)	(13,190)
Increase in prepaid expenses and other assets	(1,740)	(3,900)
Increase (decrease) in accounts payable and accrued liabilities	8,470	(160)
Other, net	580	1,890
Net cash used for operating activities, net of acquisition impact	(4,880)	(4,660)
Cash Flows from Investing Activities:		
Capital expenditures	(26,640)	(14,020)
Acquisition of businesses, net of cash acquired	(61,820)	-
Net proceeds from disposition of assets	2,770	1,660
Net cash used for investing activities	(85,690)	(12,360)
Cash Flows from Financing Activities:		
Proceeds from sale of common stock in connection with the Company's equity offering, net of issuance	79,040	-
Proceeds from borrowings on term loan facilities	69,530	226,520
Repayments of borrowings on term loan facilities	(69,150)	(248,950)
Proceeds from borrowings on revolving credit facilities and accounts receivable facility	412,900	303,520
Repayments of borrowings on revolving credit facilities and accounts receivable facility	(412,900)	(297,600)
Retirement of 9¾% senior secured notes	(50,000)	-
Senior secured notes redemption premium and debt financing fees	(4,880)	(6,570)
Distributions to noncontrolling interests	(410)	-
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(990)	(830)
Proceeds from exercise of stock options	5,660	830
Excess tax benefits from stock based compensation	2,130	3,800
Net cash provided by (used for) financing activities	30,930	(19,280)
Cash and Cash Equivalents:		
Decrease for the period	(59,640)	(36,300)
At beginning of period	88,920	46,370
At end of period	$ 29,280	$ 10,070
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 17,790	$ 22,710
Cash paid for taxes	$ 13,840	$ 9,140

TRIMAS CORPORATION

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LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

	6/30/12[1]	12/31/12[1]	12/31/10[2]	12/31/09[2]
Net income (loss) attributable to TriMas Corporation for the twelve months ended	$ 60,670	$ 60,360	$ 45,270	$ (220)
Net income attributable to partially-owned subsidiaries	(630)	-	-	-
Interest expense, net (as defined)	41,810	44,480	52,380	45,720
Income tax expense (benefit)	32,060	33,980	21,450	(520)
Depreciation and amortization	41,120	40,470	37,740	43,940
Extraordinary non-cash charges	-	-	-	3,270
Monitoring fees	-	-	-	2,890
Interest equivalent costs	-	-	-	1,530
Non-cash compensation expense	5,360	3,510	2,180	1,370
Other non-cash expenses or losses	5,360	3,850	4,180	3,570
Non-recurring expenses or costs in connection with acquisition integration	260	350	640	-
Debt extinguishment costs	6,560	3,970	-	11,400
Non-recurring expenses or costs for cost saving projects	4,450	220	-	10,940
Negative EBITDA from discontinued operations	1,840	1,840	200	3,720
Permitted dispositions	(3,850)	(18,630)	(6,340)	12,130
Permitted acquisitions	20	1,980	4,130	-
Consolidated Bank EBITDA, as defined	$195,030	$176,380	$161,830	$139,740

(1) As defined in the Credit Agreement dated June 21, 2011.

(2) As defined in the Credit Agreement dated December 16, 2009.

TRIMAS CORPORATION

45